Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Virginia Dividend Advantage Municipal Fund 2
333-71284
811-10523


An additional preferred class of the registrants securities have been registered and have become effective on October 29, 2009, as stated in the Prospectus, containing a description of the Funds MuniFund Term Preferred
Shares.

A copy of such Prospectus is contained in the Funds 497 filing on November 2, 2009, accession number
0001193125-09-220298, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-
SAR.